Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 30, 2022, with respect to the consolidated financial statements of Prenetics Group Limited, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG

Hong Kong

June 10, 2022